SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A12G/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TOP SHIPS INC.

(Exact name of Issuer as specified in its charter)

Republic of the Marshall Islands	n/a
(State of incorporation or organization)	(IRS Employer Identification No.)
1 VAS. SOFIAS & MEG. ALEXANDROU STREET 151 24, MAROUSSI ATHENS, GREECE
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

        Securities Act Registration Statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A12G is being filed by Top Ships Inc. (the "Company") solely for the purpose of amending the Company's Stockholders Rights Agreement, filed with the Securities and Exchange Commission as Exhibit 4.1 to Form 8-A12G (File No. 000-50859) on August 19, 2005.  The Amendment No. 1 to the Stockholders Rights Agreement dated August 24, 2011 by and between the Company and Computershare Trust Company, N.A. is attached hereto as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 6, 2011	TOP SHIPS INC.
	By:	/s/ Alexandros Tsirikos
Name: Alexandros Tsirikos Title: Chief Financial Officer

SK 23116 0001 1223489